Exhibit 99.1

Specialty Laboratories and Lexington Corporate Properties Trust

Announce Closing of Sale/Lease-back of Future Headquarters and Laboratory Facility

Santa Monica, Calif., March 19, 2004 — Specialty Laboratories, Inc. (NYSE: SP) (Specialty), a leading hospital-focused clinical reference laboratory, today announced the completion of the sale/lease-back of its future headquarters and laboratory facility in Valencia, California with an affiliate of Lexington Corporate Properties Trust (NYSE:LXP) (Lexington), a real estate investment trust.  Under the terms of the agreement, the Lexington affiliate purchased the land and existing building, and Specialty will complete the construction and additional improvements.  At the closing, the parties entered into a twenty-year lease for use and occupancy of the facility by Specialty.  Specialty expects to complete the facility and begin its relocation to the new headquarters by the fourth quarter of 2004.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the completion dates of our Valencia facility and the timing of our relocation to the facility. These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by Specialty or any other person that Specialty’s objectives or plans will be achieved. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our periodic filings on Forms 10-K, 10-Q and 8-K.

About Specialty:

Specialty Laboratories performs highly advanced, clinically useful testing services for hospitals, laboratories and physician specialist communities nationwide.  With its extensive menu of clinical tests for the diagnosis and treatment-management of disease, Specialty offers clients a single-source solution for their specialized testing needs.  Because of Specialty’s focus on high complexity, esoteric testing, the company is strategically aligned with its hospital clients and does not compete with them or their outreach programs for routine testing work.  Specialty backs its commitment to outstanding client service with industry-leading, client-focused information technology applications.  Specialty also supports its test offering with distinguished R&D capabilities.  Through internal research programs and technology partnerships, Specialty develops new and enhanced tests for reliable and cost-effective patient assessment. Specialty’s Web address is www.specialtylabs.com.

Contact:

Greg Mann

Director, Corporate Communications

Specialty Laboratories

310-586-7261

gmann@specialtylabs.com